UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sientra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholder,

Sientra, Inc.’s upcoming Special Meeting of Stockholders is scheduled for December 19, 2022. Please refer to the proxy statement filed on November 29th for any additional information. The ballot items up for a vote at the Special Meeting include:

1.	To approve an amendment to the certificate of incorporation to effect a reverse stock split

2.	To approve an adjournment of the Special Meeting, if necessary, to continue to solicit votes.

The Board of Directors, as well as leading professional advisory firms ISS and Glass Lewis, recommend you vote in support of Proposal 1.

Given that Proposal 1 to amend the Certificate of Incorporation requires an affirmative vote of 50% of the outstanding shares for passage, by not responding with your vote you are essentially opposing this proposal.

Therefore, we urge our stockholders who have not yet executed their vote to please do so. This will help save on further solicitation costs and ensure that your important vote is represented.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

◾	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

◾	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors toll-free at 844-717-2303.

Sincerely,

/s/ Ronald Menezes

Ronald Menezes

President and Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY

PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.